EXHIBIT T3A-56

                                    DELAWARE                 PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA SIGC ENERGY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1994, AT 1 O'CLOCK P.M.

         CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1994, AT 2:30 O'CLOCK P.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN SIGC ENERGY, INC." TO "COVANTA SIGC ENERGY, INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         COURT ORDERED CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 2003, AT 5 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORSAID CORPORATION.

                                      /s/ Harriet Smith Windsor
                                      ------------------------------------------
                                      Harriet Smith Windsor, Secretary of State

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                          CERTIFICATE OF INCORPORATION
                                       OF
                             OGDEN SIGC ENERGY, INC.

         1.       The name of the Corporation is:

                  OGDEN SIGC ENERGY, INC.

         2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

         3. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares and all of such shares shall have a par value of $1.00 each.

         5. The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot.

         6.       The name and mailing address of the incorporator is:

                  Sharon G. Province
                  Ogden Environmental and Energy Services Co., Inc. 5510 Morehouse Drive
                  San Diego, CA  92121

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying accordingly have hereunto set my hand this 9th day of November, 1994.

                                               By: /s/ Sharon G. Province
                                                   -----------------------------
                                                       Sharon G. Province
                                                       Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             OGDEN SIGC ENERGY, INC.

OGDEN SIGC ENERGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of said corporation duly adopted resolutions setting forth a proposed amendment of the Certificate of incorporation of said corporation, declaring said amendment to be advisable and submitting said amendment to the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED: That the Certificate of Incorporation of this corporation, Ogden SIGC Energy, Inc., a Delaware corporation, be amended to add Article 7 to read in full as follows:

                  7. The affirmative vote of the holders of all the issued and outstanding shares of common stock entitled to vote shall be necessary to take any of the following corporate actions with respect to this Corporation or Second Imperial Geothermal Company, a California limited partnership ("SIGC"), in which this Corporation is a general partner.

                           (i) any merger, consolidation or sale of all or substantially all the assets of this Corporation or SIGC;

                           (ii) the filing of a voluntary petition in bankruptcy or the commencement of a voluntary case by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent to the entry of an order for relief in an involuntary case under any such law, or the application by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC for or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of this Corporation, SIGC or any substantial part of their respective properties, or the taking of any action in contemplation of any of the foregoing or to liquidate, dissolve or wind up this Corporation or SIGC; and

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                           (iii)    any amendment to this Article of the
                           Certificate of Incorporation.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to the shareholders of said corporation, and in accordance with Section 228 of the General Corporation Law of the State of Delaware, the amendment was approved by the necessary number of shares as required by statute.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That written notice was provided those shareholders not consenting in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said OGDEN SIGC ENERGY, INC. has caused this certificate to be signed by John F. Walter, its president and Sharon G. Province, its Secretary, this 30th day of December, 1994.

                                  OGDEN SIGC ENERGY, INC.

                                  By: /s/ John F. Walter
                                      ------------------------------------------
                                          John F. Walter, President

                                  Attest: /s/ Sharon G. Province
                                          --------------------------------------
                                              Sharon G. Province, Secretary

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             OGDEN SIGC ENERGY, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter the "corporation") is OGDEN SIGC ENERGY, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: the name of the corporation (hereinafter called the "corporation") is COVANTA SIGC ENERGY, INC.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March __, 2001.

                                   /s/ Patricia Collins
                                   ---------------------------------------------
                                   Name:  Patricia Collins
                                   Title:  Assistant Secretary

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                           CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            COVANTA SIGC ENERGY, INC.

Covanta SIGC Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Covanta SIGC Energy, Inc. The name under which the Corporation was originally incorporated was Ogden SIGC Energy, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 9, 1994.

2. On November 21, 2003, the United States Bankruptcy Court for the Southern District of New York entered an order (the "Order") confirming the Heber Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (Case Nos. 02-40882, 40884-40888 (CB)) (the "Plan"), which Plan provides for the reorganization of the Corporation pursuant to chapter 11 of title 11 of the United States Bankruptcy Code. The Order grants the Corporation the authority to amend the Certificate of Incorporation as provided herein, and, pursuant to Section 303 of the General Corporation Law of Delaware, the Corporation may implement this without further action by its directors or stockholders.

3. Pursuant to the Order, Article 7 of the Certificate of Incorporation is amended by adding the following new sentence after the last sentence of said
Article:

                  "Pursuant to 11 U.S.C. 1123, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities."

IN WITNESS WHEREOF, the undersigned has duly executed this Amended certificate of Incorporation on this 15th day of December, 2003.

                                     /s/ Timothy J. Simpson
                                     -------------------------------------------
                                     Name:  Timothy J. Simpson
                                     Title:  Assistance Secretary

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